FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2026 RESULTS
•Cash Same Store NOI Growth of 6.7%
•Cash Rental Rates Up 39% in 2Q26
•39% Cash Rental Rate Increase on Leases Signed To Date Commencing in 2026
•New 708,000 Square-Foot Lease at In Service Facility in Central Pennsylvania
•Signed 643,000 SF of New Leases for Development Projects in the Second Quarter Including 433,000 SF Since the April Results Call
•Commenced Development of First Park New Castle Building A, 613,000 SF in Philadelphia, Estimated Investment of $77 Million
•2026 FFO Guidance Increased $0.02 at the Midpoint

CHICAGO, July 22, 2026 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the second quarter of 2026. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.58 in the second quarter, compared to $0.42 a year ago and second quarter funds from operations (FFO) was $0.82 per share/unit on a diluted basis, compared to $0.76 per share/unit a year ago.

“Our second quarter was marked by strong leasing execution including our 708,000 square-foot facility in Central Pennsylvania and several development spaces including full-building deals at two recently completed projects,” said Peter E. Baccile, First Industrial's president and chief executive officer. “Leasing traffic across our availabilities remains active and we continue to capture strong rental rate gains on our new and renewal leasing.”

Portfolio Performance

•In service occupancy was 94.9% at the end of the second quarter of 2026, compared to 94.3% at the end of the first quarter of 2026, and 94.2% at the end of the second quarter of 2025.
•In the second quarter, cash rental rates on commenced new and renewal leasing increased 39%.
•The Company has achieved a cash rental rate increase of approximately 39% on leases signed to date commencing in 2026 reflecting 80% of 2026 expirations by square footage.
•In the second quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 6.7%, primarily reflecting increases in rental rates on new and renewal leasing, contractual rent escalations and lower free rent, partially offset by lower average occupancy.

Portfolio and Development Leasing Highlights

During the second quarter, the Company:
•Leased 100% of its 708,000 square-foot in service facility in Central Pennsylvania; commenced in the second quarter.
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•Leased 100% of its 155,000 square-foot First Wilson Logistics Center II in the Inland Empire; commenced in the second quarter.
•Leased 56,000 square feet of its 198,000 square-foot First Park Miami Building 3 in South Florida; commenced in the second quarter.
•Leased 100% of its 226,000 square-foot First Park New Castle Building B in Philadelphia; commenced in the second quarter.
•Leased the remaining 31,000 square feet of its 60,000 square-foot First Pompano Logistics Center in South Florida; commenced in the second quarter.
•Leased 100% of its 176,000 square-foot First Park 121 Building F in Dallas; expected to commence in the third quarter.

Investment and Disposition Highlights

During the second quarter, the Company:
•Commenced development of First Park New Castle Building A in Philadelphia - a 613,000 square-foot facility designed to accommodate multiple tenants; $77 million estimated investment.
•Acquired a newly constructed 161,000 square-foot value-add building in Dallas for $26 million.
•Acquired a 58-acre land site in Baltimore for $39 million for a three-building project developable to 629,000 square feet.
•Closed a 100-acre income-producing land sale in Phoenix, as anticipated after the tenant exercised its purchase option in the first quarter; the sales price of $131 million represents approximately three times industrial land values.
•Sold four buildings in Detroit - 310,000 square feet; total of $29 million.

Outlook for 2026

“Fundamentals exhibited signs of improvement in the second quarter, with net absorption outpacing moderating new deliveries resulting in lower market vacancy,” said Mr. Baccile. “On the strength of our second quarter leasing wins, we increased the midpoint of our FFO guidance by $0.02 per share. We are excited about the growth opportunities within our current availabilities, in-process development projects and future investments.”

	Low End of	High End of
	Guidance for 2026	Guidance for 2026
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$2.48	$2.56
Add: Depreciation and Other Amortization of Real Estate	1.50	1.50
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision, Through July 22, 2026	(0.90)	(0.90)

NAREIT Funds From Operations	$3.08	$3.16

Add: Advisory Costs Related to a Contested Proxy Campaign	0.04	0.04

FFO Before Advisory Costs Related to a Contested Proxy Campaign	$3.12	$3.20

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 94.0% to 95.0%.
•SS NOI growth on a cash basis before termination fees of 5.25% to 6.25%, an increase of 25 basis points at the midpoint.
•Includes the incremental costs expected in 2026 related to the Company’s completed and under construction developments as of June 30, 2026. In total, the Company expects to capitalize $0.08 per share of interest in 2026.
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•General and administrative expense of $42.0 million to $43.0 million. This range excludes $5.6 million of costs related to a contested proxy campaign recognized in the first quarter.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, equity issuances, or stock repurchases post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 23, 2026 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (833) 890-3273, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2026 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. In total, we own and have under development approximately 72.1 million square feet of industrial space concentrated in 15 target MSAs as of June 30, 2026. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically, including impacts and uncertainties arising from trade disputes and tariffs on goods imported to or exported from the United States; changes in legislation/regulation (including laws governing the taxation of real estate investment trusts) and
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actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability, cost and attractiveness of financing (including both public and private capital), increases in or prolonged periods of elevated interest rates, and our ability to raise equity capital on attractive terms; the availability and attractiveness of terms of debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; changes in the competitive environment in which we operate, including changes in supply, demand and valuation of industrial properties and land in our current and potential markets; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to successfully integrate acquired properties; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreases in rental rates or increases in vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up timelines; uncertainty and economic impacts of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with cybersecurity breaches, cyberattacks, intrusions or other significant disruptions of our information technology networks or systems; potential natural disasters and other catastrophic events, including acts of war or terrorism; insufficient or unavailable insurance coverage; technological developments, particularly those affecting supply chains and logistics; litigation risks, including costs associated with prosecuting or defending claims and potential adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described in Item A, "Risk Factors" and elsewhere in our annual report, on Form 10-K for the year ended December 31, 2025, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and public filings with the Securities and Exchange Commission (the “SEC”). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements except as may be required by law. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Statements of Operations and Other Data:
Total Revenues	$194,940	$180,163	$389,767	$357,237

Property Expenses	(47,961)	(45,454)	(101,575)	(93,765)
General and Administrative (a)	(8,851)	(8,434)	(31,824)	(24,331)
Joint Venture Development Services Expense	(18)	(117)	(49)	(334)
Depreciation of Corporate FF&E	(150)	(159)	(307)	(330)
Depreciation and Other Amortization of Real Estate	(50,077)	(47,048)	(99,988)	(90,631)
Total Expenses	(107,057)	(101,212)	(233,743)	(209,391)
Gain on Sale of Real Estate	16,591	1,121	125,623	7,965
Interest Expense	(24,468)	(21,722)	(48,287)	(41,191)
Amortization of Debt Issuance Costs	(1,571)	(1,328)	(3,102)	(2,291)
Income from Operations Before Equity in Income (Loss) of Joint Venture and Income Tax Benefit (Provision)	$78,435	$57,022	$230,258	$112,329
Equity in Income (Loss) of Joint Venture	82	(64)	190	3,413
Income Tax Benefit (Provision)	1,177	(79)	(2,836)	(5,979)
Net Income	$79,694	$56,879	$227,612	$109,763
Net Income Attributable to the Noncontrolling Interests	(2,598)	(1,694)	(7,415)	(6,475)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$77,096	$55,185	$220,197	$103,288
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (d) AND AFFO (d)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$77,096	$55,185	$220,197	$103,288
Depreciation and Other Amortization of Real Estate	50,077	47,048	99,988	90,631
Depreciation and Other Amortization of Real Estate in the Joint Venture (b)	—	519	—	1,575
Net Income Attributable to the Noncontrolling Interests	2,598	1,694	7,415	6,475
Gain on Sale of Real Estate	(16,591)	(1,121)	(125,623)	(7,965)
Gain on Sale of Real Estate from Joint Venture (b)	(29)	(275)	(78)	(3,580)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (b)	(6)	(22)	(13)	(169)
Income Tax (Benefit) Provision - Excluded from FFO (c)	(1,412)	(71)	2,300	5,665
Funds From Operations ("FFO") (NAREIT) (d)	$111,733	$102,957	$204,186	$195,920
Amortization of Equity Based Compensation	2,611	2,343	17,666	16,273
Amortization of Debt Discounts and Hedge Costs	263	187	525	291
Amortization of Debt Issuance Costs	1,571	1,328	3,102	2,291
Depreciation of Corporate FF&E	150	159	307	330
Non-incremental Building Improvements	(9,017)	(6,311)	(11,810)	(7,588)
Non-incremental Leasing Costs	(11,023)	(7,737)	(17,627)	(13,179)
Capitalized Interest	(3,155)	(3,002)	(6,116)	(5,885)
Capitalized Overhead	(1,659)	(1,739)	(4,624)	(4,903)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(5,598)	(4,025)	(9,161)	(10,308)
Adjusted Funds From Operations ("AFFO") (d)	$85,876	$84,160	$176,448	$173,242
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (d) AND NOI (d)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$77,096	$55,185	$220,197	$103,288
Interest Expense	24,468	21,722	48,287	41,191
Depreciation and Other Amortization of Real Estate	50,077	47,048	99,988	90,631
Depreciation and Other Amortization of Real Estate in the Joint Venture (b)	—	519	—	1,575
Income Tax Provision - Allocable to FFO (c)	235	150	536	314
Net Income Attributable to the Noncontrolling Interests	2,598	1,694	7,415	6,475
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (b)	(6)	(22)	(13)	(169)
Amortization of Debt Issuance Costs	1,571	1,328	3,102	2,291
Depreciation of Corporate FF&E	150	159	307	330
Gain on Sale of Real Estate	(16,591)	(1,121)	(125,623)	(7,965)
Gain on Sale of Real Estate from Joint Venture (b)	(29)	(275)	(78)	(3,580)
Income Tax (Benefit) Provision - Excluded from FFO (c)	(1,412)	(71)	2,300	5,665
Adjusted EBITDA (d)	$138,157	$126,316	$256,418	$240,046
General and Administrative (a)	8,851	8,434	31,824	24,331
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (b)	(47)	(158)	(99)	(1,239)
Net Operating Income ("NOI") (d)	$146,961	$134,592	$288,143	$263,138
Non-Same Store NOI	(10,016)	(4,440)	(15,342)	(3,215)
Same Store NOI Before Same Store Adjustments (d)	$136,945	$130,152	$272,801	$259,923
Straight-line Rent	(1,267)	(3,490)	(2,477)	(9,430)
Above (Below) Market Lease Amortization	(1,210)	(565)	(1,689)	(1,125)
Lease Termination Fees	—	(86)	(166)	(109)
Same Store NOI (Cash Basis without Termination Fees) (d)	$134,468	$126,011	$268,469	$249,259

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,935	135,464	135,925	135,452
Weighted Avg. Number of Shares Outstanding - Basic	132,605	132,431	132,589	132,423

Weighted Avg. Number of Shares/Units Outstanding - Diluted	136,473	135,885	136,483	136,000
Weighted Avg. Number of Shares Outstanding - Diluted	132,668	132,479	132,654	132,486

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$77,096	$55,185	$220,197	$103,288
Less: Allocation to Participating Securities	(43)	(39)	(106)	(75)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$77,053	$55,146	$220,091	$103,213

Basic and Diluted Per Share (a)	$0.58	$0.42	$1.66	$0.78

FFO (NAREIT) (d)	$111,733	$102,957	$204,186	$195,920
Less: Allocation to Participating Securities	(162)	(157)	(278)	(286)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$111,571	$102,800	$203,908	$195,634

Basic Per Share/Unit (a)	$0.82	$0.76	$1.50	$1.44
Diluted Per Share/Unit (a)	$0.82	$0.76	$1.49	$1.44

Common Dividends/Distributions Per Share/Unit	$0.500	$0.445	$1.000	$0.890
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Balance Sheet Data (end of period):	June 30, 2026	December 31, 2025
Gross Real Estate Investment	$6,468,060	$6,367,678
Total Assets	5,780,665	5,688,081
Debt	2,565,182	2,553,396
Total Liabilities	2,911,035	2,929,151
Total Equity	2,869,630	2,758,930

(a) Includes $5,570 of advisory costs related to a contested proxy campaign recognized in the first quarter of 2026. Excluding these costs, basic and diluted EPS would have been $1.70 and basic and diluted FFO per share/unit would have been $1.54 and $1.53, respectively, for the six months ended June 30, 2026.

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2026	2025	2026	2025
(b)	Equity in Income (Loss) of Joint Venture
	Equity in Income (Loss) of Joint Venture per GAAP Statements of Operations	$82	$(64)	$190	$3,413
	Gain on Sale of Real Estate from Joint Venture	(29)	(275)	(78)	(3,580)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	—	519	—	1,575
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(6)	(22)	(13)	(169)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$47	$158	$99	$1,239

(c)	Income Tax Benefit (Provision)
	Income Tax Benefit (Provision) per GAAP Statements of Operations	$1,177	$(79)	$(2,836)	$(5,979)
	Income Tax (Benefit) Provision - Excluded from FFO	(1,412)	(71)	2,300	5,665
	Income Tax Provision - Allocable to FFO	$(235)	$(150)	$(536)	$(314)

(d) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

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Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest) and minus general and administrative expenses.

AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across real estate companies, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. We believe SS NOI enhances the comparability of a company's real estate portfolio to that of other real estate companies. Same store properties are properties that were owned and placed in service prior to January 1, 2025 and held as an in service property through the end of the current reporting period including certain income-producing land parcels, and developments and redevelopments that were placed in service prior to January 1, 2025 (the "Same Store Pool"). Properties acquired with occupancy of at least 75% at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would reduce occupancy below 75%, in which case such properties are placed in service upon the earlier of reaching 90% occupancy or twelve months after tenant move out. Properties acquired with less than 75% occupancy are placed in service upon the earlier of reaching 90% occupancy or one year following acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop are placed in service upon the earlier of reaching 90% occupancy or one year after construction completion.

We define SS NOI as NOI, less NOI from properties not in the Same Store Pool, and further adjusted to exclude the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. These items are excluded because we believe excluding them provides a more meaningful reflection of cash-basis rental growth and allows for a more consistent year-over-year analysis of property-level performance. SS NOI does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. SS NOI should not be considered an alternative to net income or cash flows from operations as defined by GAAP, nor should it be used as a substitute in evaluating our liquidity or overall operating performance. Additionally, our method for calculating SS NOI may differ from those used by other real estate companies, limiting comparability.